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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Annual Report on Form 10-K of Paine Webber Group Inc. of our report dated January 30, 1998, included in the 1997 Annual Report to Stockholders of Paine Webber Group Inc.

      We also consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 2-56284, 2-64984, 2-74819, 2-78627, 2-81554, 2-87418, 2-92770, 33-2959, 33-20240, 33-22265, 33-39539,
      33-40489, 33-45583, 33-65296, 33-65298, 33-53489, 33-55451, 33-55457 and
      333-05269) and on Form S-3 (Registration Nos. 2-99979, 33-7738, 33-29253,
      33-33613, 33-38960, 33-39818, 33-47267, 33-58124, 33-53776, 33-51149,
      33-52695, 333-13831, 333-13831-01, 333-13831-02, 333-13831-03,
      333-13831-04, 333-17913, 333-43585 and 333-47223) of Paine Webber Group
      Inc. and in the related prospectuses, of our reports dated January 30, 1998 with respect to the consolidated financial statements and financial statement schedule of Paine Webber Group Inc. included and/or incorporated by reference in this 1997 Annual Report on Form 10-K for the year ended December 31, 1997.








                                                               ERNST & YOUNG LLP

      New York, New York
      March 31, 1998